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Exhibit 99.2

Proxy—Westport Resources Corporation

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS—June 25, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE WESTPORT RESOURCES CORPORATION
BOARD OF DIRECTORS

Revoking all prior proxies, the undersigned hereby appoints Donald D. Wolf, Barth E. Whitham and Lon McCain, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of Westport Resources Corporation Common Stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Westport Resources Corporation to be held in Denver, Colorado, on Friday, June 25, 2004, at 9:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side and described in the accompanying Joint Proxy Statement/Prospectus and upon such other business as may properly come before the special meeting or any adjournment(s) or postponement(s) thereof.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 1.

(CONTINUED AND TO BE SIGNED ON OTHER SIDE)

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-866-306-0645 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMUTERSHARE.COM/US/PROXY
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
C0123456789			12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 5:30 p.m., Central Time, on June 24, 2004.
THANK YOU FOR VOTING

        Westport Resources Corporation

☐	Mark this box with an X if you have made changes to your name or address details above.
Special Meeting Proxy Card
A Issues	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
The Board of Directors recommends a vote FOR the following proposal.
		For	Against	Abstain
1.	TO APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 6, 2004, BY AND AMONG WESTPORT RESOURCES CORPORATION, KERR-MCGEE CORPORATION AND KERR-MCGEE (NEVADA) LLC, PURSUANT TO WHICH WESTPORT RESOURCES CORPORATION WILL MERGE WITH AND INTO KERR-MCGEE (NEVADA) LLC.	☐	☐	☐
2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

B Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)
☐☐/☐☐/☐☐☐☐
2 U P X H H H P P P P 0036851

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  Exhibit 99.2